Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of J.Crew Group, Inc. (the “Company”) on Form 10-Q for the period ended May 4, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Michael J. Nicholson, Interim Chief Executive Officer of the Company, and Vincent Zanna, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 29, 2019

/S/ Michael J. Nicholson
Michael J. Nicholson
Interim Chief Executive Officer (Principal Executive Officer)

/S/ Vincent Zanna
Vincent Zanna
Chief Financial Officer (Principal Financial Officer)

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350) and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.